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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-79395, 333-33905 and 333-107306) pertaining to the 1996
Non-Employee Directors Stock Incentive Plan of BioScrip, Inc., the Registration Statement (Form S-8 No. 333-107307) pertaining to the 2001 Incentive Stock Plan of BioScrip, Inc., the Registration Statement (Form S-8 No. 333-123701) pertaining to the 2001 Incentive Stock Plan of BioScrip, Inc. and the Registration Statement (Form S-8 No. 333-123704) pertaining to the Chronimed Inc. 1994 Stock Option Plan, the Chronimed Inc. 1997 Stock Option Plan, the Chronimed Inc. 1999 Stock Option Plan, the Chronimed Inc. 2001 Stock Incentive Plan and the Chronimed Inc. 1994 Stock Option Plan for Directors of our report dated August 5, 2004 with respect to the consolidated financial statements and schedule of Chronimed Inc. appearing in the Current Report on Form 8-K/A of BioScrip, Inc. filed on April 5, 2005

                                                            /s/Ernst & Young LLP

Minneapolis, Minnesota
April 5, 2005